UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 5, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of AXIS Capital Holdings Limited (the “Company”) approved several changes to the Company’s executive compensation programs. The actions taken by the Committee are the result of a comprehensive review of the structure and design of the Company’s executive compensation programs in response to feedback from the Company’s shareholders regarding executive compensation and in an effort to better align the Company’s compensation practices with performance.

At the 2013 Annual Meeting of Shareholders, less than a majority of shareholders voted for the Company’s proposal seeking an advisory, non-binding vote on the 2012 executive compensation program for the Company’s named executive officers (the “say-on-pay” proposal). The Committee carefully considered the results of the say-on-pay proposal vote in connection with the discharge of its responsibilities and, in an effort to respond constructively to the voting results, directed management to actively seek more specific feedback from shareholders regarding the Company’s executive compensation program and any other matters of importance and to recommend a course of action to be taken by the Committee with respect to executive compensation. As part of the shareholder engagement efforts, the Lead Independent Director and Chairman of the Committee, along with management, met with a number of the Company’s largest shareholders with cumulative shareholdings of approximately 25%.

Incorporating feedback received from the shareholder outreach efforts, the Committee developed and adopted the AXIS Capital Holdings Limited 2013 Executive Long-Term Equity Compensation Program (the “2013 Equity Program”) and the 2013 Executive Annual Incentive Plan (the “2013 Incentive Plan”), and instituted an executive compensation recoupment, or “clawback” policy. These changes to the Company’s executive compensation programs reflect two themes: (i) the Company’s commitment to a pay-for-performance philosophy with compensation more clearly linked to Company, business unit and individual performance; and (ii) a more formulaic approach to the determination of incentive payments which includes the introduction of performance criteria within the equity plan.

2013 Equity Program

The Committee has taken the following actions with respect to the 2013 Equity Program:

(i)	Converted equity targets from a fixed number of shares or units to a fixed-dollar target, with grants for named executive officers and other senior executives (other than the CEO) to be split evenly (for 2014 awards) between time-based awards and performance-based awards;

(ii)	Introduced performance-based targets for time-based equity awards, adjusted at the time of grant based on three-year growth in diluted book value per share (“DBVPS”) as compared to the Company’s peers. This metric will be phased in over a three-year period. Vesting for the award will occur pro-rata over a four-year period;

(iii)	Introduced performance-based equity awards, adjusted at the time of vesting based on DBVPS growth over a three-year period as compared to the Company’s peers. These performance-based awards will be subject to three-year cliff vesting; and

(iv)	Introduced minimum and maximum value ranges for both time-based and performance-based awards.

A copy of the 2013 Equity Program is filed as Exhibit 10.1 hereto.

2013 Incentive Plan

With regard to the Incentive Plan, the Committee introduced a more formulaic method of calculating bonus payouts which includes assigned weighting for each financial metric and non-financial metric. In determining the actual award, for all executives other than the Chief Executive Officer, Company financial metrics are weighted at 80%, while individual non-financial performance metrics described are weighted at 20%. For the Chief Executive Officer, the Company financial metrics are weighted at 85%, with the individual non-financial metrics weighted at 15%. The financial metrics are DBVPS as compared with the Company’s peers and Operating Return on Average Common Equity (OROACE). Beginning with the 2014 performance year, the Committee expects that OROACE will be the only financial metric used for calculating executive bonuses, distinct from the long-term DBVPS metric utilized for equity grants.

A copy of the 2013 Incentive Plan is filed as Exhibit 10.2 hereto.

Clawback Policy

On December 5, 2013, the Committee also approved the establishment of an executive officer incentive compensation recoupment, or “clawback” policy. Under the terms of the policy, in the event that the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Committee will review all awards or payments of any form of incentive-based compensation made to current and former executive officers within the three-year period immediately preceding the date on which the Company is required to prepare the restatement. If the Committee determines that any such incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Committee will, to the extent permitted by applicable law, seek to recover for the benefit of the Company the difference between the amounts awarded or paid and the amounts which would have been awarded or paid based on the restated results. The clawback policy supplements the clawback provisions required under the Sarbanes-Oxley Act of 2002, which remain in effect.

Additional Information regarding the Company’s Compensation Practices

The changes to the executive compensation programs and the establishment of the clawback policy described above are in addition to changes to other Company’s compensation practices approved by the Compensation Committee over the last several years intended to align executive compensation with the best long-term interests of the Company’s shareholders. In particular, the Committee previously:

(i)	approved an amendment to the Company’s Insider Trading Policy to prohibit the pledging or hedging of Company’s securities by all employees;

(ii)	implemented stock ownership guidelines (and holding requirements) that apply to the Company’s executive officers, and other senior officers, in order to encourage a long-term focus in managing the Company;

(iii)	amended executive officer employment agreements to eliminate any excise tax gross-up provisions as well as certain perquisites;

(iv)	replaced “single-trigger” change of control vesting provisions in equity award agreements with “double-trigger” provisions, which ensure that awards will only vest automatically upon a change of control of the Company if the awardee’s employment is also subsequently terminated, and

(v)	implemented cash-settlement at vesting for 50% of equity awards, excluding awards to named executive officers, in order to reduce the overall number of equity awards utilized, or burn rate, under our equity plan.

Employment Agreement with Mr. Gressier/ Amendment to Consulting Agreement with Mr. Butt

On December 5, 2013, in connection with his relocation to the Company’s London, England office, AXIS Specialty Europe SE, a subsidiary of the Company, entered into an employment agreement with John W. Gressier, Chief Executive Officer, AXIS Insurance (the “Agreement”). The material terms of the Agreement otherwise remain substantially unchanged from the terms of his previous employment agreement with AXIS Specialty Limited dated December 31, 2010, as amended June 6, 2013. In particular, under the terms of the Agreement, Mr. Gressier will continue to serve in his current role for a term through December 31, 2016, at an annual base salary of £585,000. He will continue to be eligible to participate in the Company’s non-equity incentive plan at an incentive target of 125% of base salary, subject to the Company’s performance on both financial targets and non-financial targets established at the beginning of each year. Mr. Gressier also will be eligible to participate in the Company’s 2013 Executive Long-Term Equity Compensation Program with an initial annual target award valued at $1,400,000, subject to the terms of the 2013 Equity Program. A copy of the Agreement is filed as Exhibit 10.3 hereto.

Also, on December 5, 2013, AXIS Specialty Limited, a subsidiary of the Company, entered into Amendment No. 1 to the Consulting Agreement dated May 3, 2012 with Michael A. Butt, non-executive Chairman of the Board. The amendment extends the term of Mr. Butt’s consulting arrangement with the Company through December 31, 2014. A copy of the amendment is filed as Exhibit 10.4 hereto.

The foregoing descriptions are summaries only and are qualified in their entirety by reference to the respective programs and agreements, which are attached hereto as Exhibits 10.1 through 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

10.1	AXIS Capital Holdings Limited 2013 Executive Long-Term Equity Compensation Program.

10.2	AXIS Capital Holdings Limited 2013 Executive Annual Incentive Plan.

10.3	Employment Amendment between John W. Gressier and AXIS Specialty Europe SE dated December 5, 2013.

10.4	Amendment No. 1 to Consulting Agreement between AXIS Specialty Limited and Michael A. Butt dated December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2013

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	AXIS Capital Holdings Limited 2013 Executive Long-Term Equity Compensation Program.

10.2	AXIS Capital Holdings Limited 2013 Executive Annual Incentive Plan.

10.3	Employment Amendment between John W. Gressier and AXIS Specialty Europe SE dated December 5, 2013.

10.4	Amendment No. 1 to Consulting Agreement between AXIS Specialty Limited and Michael A. Butt dated December 5, 2013.